Exhibit 3.1
[Conformed Copy as of February 2023]

NETSTREIT CORP.

ARTICLES OF AMENDMENT AND RESTATEMENT

        FIRST:    NETSTREIT Corp., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.
        SECOND:    The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:
ARTICLE I
INCORPORATOR
        Mark Manheimer, whose address is c/o 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on October 11, 2019.
ARTICLE II
NAME
        The name of the corporation (the “Corporation”) is:
NETSTREIT Corp.
ARTICLE III
PURPOSE
        The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation (the “Charter”), “REIT” means a real estate investment trust under Sections 856 through 860 of the Code or any successor provision.

ARTICLE IV
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
        The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust, Incorporated, 2405 York Road, Suite 201, Lutherville, MD 21093. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, whose post address is 2405 York Road, Suite 201, Lutherville, MD 21093. The resident agent is a Maryland corporation.
ARTICLE V
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
        Section 5.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation (the “Board of Directors” or the “Board”). The number of directors of the Corporation is two, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation, as the same may be amended or restated (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:
                Mark Manheimer
                Todd Minnis

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws.
        The Corporation elects, effective at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.
        Section 5.2    Extraordinary Actions. Except as specifically provided in Section 5.8 (relating to removal of directors) and in Article VIII (relating to amendments to the Charter), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
        Section 5.3     Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.
        Section 5.4    Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors upon such terms and conditions as may be specified by the Board of Directors, determines that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.
        Section 5.5    Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity and (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity, in either case, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The rights to indemnification and advance of expenses provided by the Charter shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in the Charter shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
        Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Charter or the Bylaws inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        Section 5.6    Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of authorized or outstanding shares of stock of any class or series of the Corporation; the value, fair value, or any sale, bid or asked price to be applied in determining the value, or fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.
        Section 5.7    REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may terminate the Corporation’s status as a REIT pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.
        Section 5.8    Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of stockholders entitled to cast at least two thirds of all the votes entitled to be cast generally in the election of directors.
        Section 5.9    Corporate Opportunities. (a) For so long as EB Arrow Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and any of the Sponsor’s Affiliates (each, a “Sponsor Designee”) collectively own at least 1.0% of the outstanding shares of Common Stock (as defined below) and common operating partnership units of the Operating Partnership, taken together:

            (i)    If any director or officer of the Corporation who is also an employee or Affiliate (as defined in Section 5.9(c) below) of Sponsor, or any of the Sponsor Designees, acquires knowledge of a potential business opportunity, the Corporation renounces, on its behalf and on behalf of its subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity, unless it is a Retained Opportunity (as defined in Section 5.9(b) below).
            (ii)    Except for Retained Opportunities, to the maximum extent permitted by Maryland law, the Sponsor, its Affiliates, each of their respective officers, directors, employees, agents, attorneys, accountants, actuaries, consultants or financial advisors or any other Person (as such term is defined in Article VII) associated with or acting on behalf of the Sponsor or its Affiliates (collectively, the “Representatives”), and any Sponsor Designee, has the right to, and has no duty not to (x) directly or indirectly engage in the same or similar business activities or lines of business as the Corporation, including those deemed to be competing with the Corporation, or (y) directly or indirectly do business with any client, customer or supplier of the Corporation.

            (iii)    In the event that the Sponsor, any Representative of the Sponsor or any Sponsor Designee acquires knowledge of a potential business opportunity (other than a Retained Opportunity), the Sponsor, such Representative or such Sponsor Designee shall, to the maximum extent permitted by Maryland law, have no duty to communicate or present such opportunity to the Corporation or any of its Affiliates, and shall not be liable to the Corporation or any of its Affiliates, direct or indirect subsidiaries, stockholders or other equity holders for breach of any duty by reason of the fact that the Sponsor, such Representative or such Sponsor Designee, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Corporation or any of its Affiliates.

            (iv)    Except for Retained Opportunities, (A) no Sponsor Designee is required to present, communicate or offer any business opportunity to the Corporation or any of its subsidiaries and (B) each Sponsor Designee, on his or her own behalf or on behalf of the Sponsor or its Affiliates, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than the Corporation and its subsidiaries.

            (v)    The taking by a Sponsor Designee for himself or herself, or the offering or other transfer to another person or entity, of any potential business opportunity, other than a Retained Opportunity, whether pursuant to the Charter or otherwise, shall not constitute or be construed or interpreted as (A) an act or omission of the director committed in bad faith or as the result of active or deliberate dishonesty or (B) receipt by the director of an improper benefit or profit in money, property, services or otherwise.

        (b)    For purposes of this Section 5.9, the term “Retained Opportunity” shall mean any business opportunity of which any Sponsor Designee or other Representative of the Sponsor (i) becomes aware as a direct result of his, her or its capacity as a director or officer of the Corporation and (ii)(A) which the Corporation is financially able to undertake, (B) which the Corporation is not prohibited by contract or applicable law from pursuing or undertaking, (C) which, from its nature, is in the line of the Corporation’s business, (D) which is of practical advantage to the Corporation and (E) in which the Corporation has an interest or a reasonable expectancy.

        (c)    For purposes of this Section 5.9, the term “Affiliate” shall, mean with respect to any specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) in the event that the specified Person is a natural Person, a member of the immediate family of such Person; provided that the Corporation and its direct and indirect subsidiaries shall not be deemed to be Affiliates of the Sponsor.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
        (d)    The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more directors or officers of the Corporation.
        Section 5.10.    Increase in Directors. As such time as may be required by Section 3 of the Registration Rights Agreement among the Corporation and Stifel, Nicolaus & Company, Incorporated, as the initial purchaser/placement agent for the benefit of participants in a certain private offering by the Company of shares of its common stock, and their direct and indirect transferees, as in effect from time to time (the “Registration Rights Agreement”), the number of directors of the Corporation shall increase automatically by two. As such time as may be required by Section 5 of the Investor Rights Agreement among Tilden Park Investment Master Fund LP, a Cayman Islands exempted limited partnership M.H. Davidson & Co., a New York limited partnership, Davidson Kempner Partners, a New York limited partnership, Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership, and Davidson Kempner International, Ltd., a British Virgin Islands business company, Long Pond US Master, LP, a Delaware limited partnership, and Long Pond Offshore (I) LLC, a Cayman Islands limited liability company, and the Corporation (the “Investor Rights Agreement”), the number of directors of the Corporation shall increase automatically by an additional two; provided, however, that the total number of directors of the Corporation shall not increase by more than four by virtue of this Section 5.10.

        Section 5.11.    Subtitle 8. In accordance with Section 3-802(c) of the MGCL, the Corporation is prohibited from electing to be subject to the provision of Sections 3-803 of the MGCL, unless such election is approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

ARTICLE VI
STOCK
        Section 6.1    Authorized Shares. The Corporation has authority to issue 500,000,000 shares of stock, consisting of 400,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $5,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
        Section 6.2    Common Stock. Subject to the provisions of Section 6.6(c) and Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote on each matter upon which holders of shares of Common Stock are entitled to vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

        Section 6.3     Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any class or series from time to time into shares of one or more classes or series of stock.

        Section 6.4     Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

        Section 6.5    Charter and Bylaws. The rights of all stockholders and the terms of all stock of the Corporation are subject to the provisions of the Charter and the Bylaws.

        Section 6.6    Special Dividends. Subject to the rights of holders of any class or series of stock of the Corporation ranking, as to liquidation or distributions, senior to the Common Stock, if any, for so long as that certain Registration Rights Agreement, to be dated on or about December 23, 2019 (the “Registration Rights Agreement”), by and among the Company and Stifel, Nicolaus & Company, Incorporated, a Missouri corporation (“Stifel”), remains in effect:
(a)    The holders of shares of Common Stock shall be entitled to receive Special Dividends (as defined in the Registration Rights Agreement) when, as and if authorized by the Board of Directors and declared by the Corporation, payable in such form, in such amounts and at such times as may be required from time to time by the Registration Rights Agreement, which Special Dividends shall cumulate and accrue on each outstanding share of Common Stock, and shall remain accrued on outstanding shares of Common Stock, as and to the extent provided from time to time by the Registration Rights Agreement. Shares of Common Stock issuable upon payment of Special Dividends shall be, when issued, validly issued, fully paid, outstanding, and non-assessable.
(b)    Shares of Common Stock that are from time to time issuable upon payment of any accrued but unpaid Special Dividends, whether or not declared (“PIK Common Shares”), are not outstanding shares of Common Stock, and holders of shares of Common Stock upon which Special Dividends have accrued shall have no rights as stockholders with respect to any PIK Common Shares until issued, including the power to transfer PIK Common Shares or, except as set expressly forth in Section 6.6(c), rights to vote or receive dividends or other distributions with respect to PIK Common Shares.
(c)    If any Special Dividend is accrued upon any outstanding share of Common Stock but has not been paid (regardless of whether such Special Dividend has been declared or has become payable) as of the record date for the determination of stockholders entitled to receive notice of, or vote at, any meeting of stockholders or the determination of stockholders entitled to receive payment of any dividend (other than a Special Dividend) or any other rights, or in order to make a determination of stockholders for any other proper purpose, the holder of each share of Common Stock shall have the right to vote, and the right to receive dividends or any other distributions declared and paid upon the Common Stock (except Special Dividends), as if any and all PIK Common Shares issuable upon the payment of all Special Dividends accrued but not paid on such share of Common Stock as of such record date were issued and outstanding and held by the holder of such share of Common Stock as of such record date; provided, that any fractional number of votes that a holder of shares of Common Stock would be entitled to cast after the aggregation of all votes entitled to be cast by such holder shall be rounded down to the nearest whole number of votes.
(d)    Only the holder of record of a share of Common Stock upon which any Special Dividends have accrued but have not been paid as of the record date for any Special Dividend shall be entitled to receive PIK Common Shares in payment of such Special Dividend, notwithstanding the transfer of any such share of Common Stock on the books and records of the Corporation before or after the record date for any Special Dividend. For the avoidance of doubt, no dividends or other distributions, including Special Dividends, shall accrue or be payable on any PIK Common Shares, and PIK Common Shares are not transferrable upon the books and records of the Corporation, unless and until such PIK Common Shares are issued upon payment of Special Dividends or a Conversion (as defined below). The holder of record of any share of Common Stock upon which any Special Dividend is then accrued but is not paid shall notify the Secretary of the Corporation and any transfer agent for the Common Stock, according to instructions provided by the Corporation or any such transfer agent, of any proposed sale, transfer or other disposition of such share at least three (3) business days in advance of the effective date of such permitted sale, transfer or other disposition.

(e)    If, immediately before the open of business on the day after each Payment Date or the Conversion End Date (as each such term is defined in the Registration Rights Agreement), any Special Dividend is accrued and unpaid on any share of Common Stock outstanding as of the close of business on such Payment Date or Conversion End Date (each such date, a “Conversion Date”), each share of Common Stock outstanding shall automatically be converted into the right to receive (i) one share of Common Stock plus (ii) a number of shares of Common Stock equal to the number of PIK Common Shares payable with respect to any Special Dividend that is accrued but unpaid with regard to such share of Common Stock as of the close of business on the applicable Conversion Date (a “Conversion”), unless the applicable Conversion Date falls after a record date fixed for payment of any Special Dividend and before the corresponding payment date for such Special Dividend, in which case, each holder of shares of Common Stock on such record date shall be entitled to the PIK Common Shares payable on such shares of Common Stock on the corresponding payment date for such Special Dividend (and such PIK Common Shares shall not be taken into account when determining the number of shares of Common Stock issuable upon the Conversion), notwithstanding the consummation of a Conversion. Upon the conversion of any share of Common Stock in accordance with this Section 6.6(e), all accrued and unpaid Special Dividends (other than a Special Dividend that has been declared but not yet paid as of the applicable Conversion Date) shall be cancelled and shall cease to be payable on any such converted shares of Common Stock. In the event of a Conversion, any certificates formerly representing outstanding shares of Common Stock will thereafter be deemed to represent the number of shares of Common Stock issued in connection with a Conversion, until the certificates, if any, representing such additional shares of Common Stock are exchanged for new certificates. As promptly as practicable after the presentation and surrender for conversion, during usual business hours, at any office or agency of the Corporation, of any certificate representing certificated shares (or fractions of shares) of Common Stock that, as a result of a Conversion, have been converted into a greater number of shares of Common Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate representing such greater number of shares of Common Stock. The issuance of any certificates for shares of Common Stock issuable upon a Conversion shall be made without charge to the converting holder for any tax imposed on the Corporation in respect to the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares issued in connection with a Conversion, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.
(f)    The Corporation shall make available to each holder of Common Stock such information as may be required from time to time by the Registration Rights Agreement, at such times and in such manner as may be required from time to time by the Registration Rights Agreement, regarding the occurrence of any Special Dividend Accrual Event (as defined in the Registration Rights Agreement), Special Dividend Satisfaction Date (as defined in the Registration Rights Agreement), and (3) Conversion End Date; provided, however, that the failure to provide such notice or any defect in it shall not affect the validity of any transaction referred to in this Article VI.

ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

        Section 7.1     Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:
        “Affiliate” shall mean, with respect to any Person, another Person controlled by, controlling or under common control with such Person.
        Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter.
     Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
        Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
        Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.
     Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
        Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter.
        Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

        ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
        ERISA Investor. The term “ERISA Investor” shall mean (i) an employee benefit plan as defined in Section 3(3) of ERISA, whether or not subject to ERISA, or a plan described in section 4975 of the Code (including, without limitation, foreign plans and governmental plans) (each, a “Plan”), (ii) an entity whose underlying assets include (pursuant to the Plan Asset Regulation) the assets of a Plan by reason of the Plan’s direct or indirect investment in such entity, or (iii) an entity that otherwise constitutes a benefit plan investor within the meaning of the Plan Assets Regulation.
        Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.7.
        Excepted Holder Limit. The term “Excepted Holder Limit” shall mean the percentage limit established by the Board of Directors pursuant to Section 7.2.7; provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to any increase pursuant to Section 7.2.7 or decrease pursuant to Section 7.2.7(d).
        Insignificant Participation Exception. The term “Insignificant Participation Exception” shall mean the exception under the Plan Assets Regulation which provides that an ERISA Investor’s assets will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA Investors as determined under such Plan Assets Regulation.
        Initial Date. The term “Initial Date” shall mean the date of the closing of the first issuance of shares of Common Stock in the private offering pursuant to a purchase/placement agreement between the Corporation and Stifel.
        Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any National Securities Exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

        NYSE. The term “NYSE” shall mean the New York Stock Exchange.
        Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, government, government subdivision, agency or instrumentality or other entity.
        Plan Assets Regulation. The term “Plan Assets Regulation” shall mean Section 2510.3-101 of the regulations of the Department of Labor.
        Preferred Stock Ownership Limit. The term “Preferred Stock Ownership Limit” shall mean not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of any class or series of Preferred Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter.
        Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.
        Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the applicable restriction or limitation on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.
        Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership, or any agreement to take any such action or cause any such event, of Capital Stock or the right to vote (other than solely pursuant to a revocable proxy) or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The term “Transferred” shall have the correlative meaning.

        Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.
        Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.
        Section 7.2     Capital Stock.
            Section 7.2.1    Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:
                (a)    Basic Restrictions. Except as provided in Section 7.2.7,
                    (i)    (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit, (3) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Preferred Stock in excess of the Preferred Stock Ownership Limit and (4) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.
                    (ii)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
                    (iii)    Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.
                    (iv)    During the period commencing on the Initial Date and prior to the date that either (1) each class of Capital Stock qualifies as a class of “publicly-offered securities” (within the meaning of Section 2510.3-101(b)(2) of the Plan Assets Regulation) or (2) the Corporation qualifies for another exception to the Plan Assets Regulation (other than the Insignificant Participation Exception), no Transfer shall occur that, if effective, would result in 25% or more of any class of Capital Stock being Beneficially Owned by one or more ERISA Investors.

                (b)    Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii) or (iv),
                    (i)    then, for each such investor except an ERISA Investor, that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or
                    (ii)    (1) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (2) if the investor is an ERISA Investor, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii) or (iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.
To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.
            Section 7.2.2    Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above for any investor except an ERISA Investor, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.
            Section 7.2.3    Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

            Section 7.2.4    Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
                (a)    every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock of each class or series Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall promptly provide to the Corporation in writing such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Preferred Stock Ownership Limit and any Excepted Holder Limit; and
                (b)    each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall promptly provide to the Corporation in writing such information as the Corporation may request, in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
            Section 7.2.5    Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s status as a REIT.
            Section 7.2.6    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors may determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or Section 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Section 7.1, Section 7.2 or Section 7.3. Absent a decision to the contrary by the Board of Directors, if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

            Section 7.2.7    Exceptions.
                (a)    Subject to Section 7.2.1(a)(ii), upon receipt of such representations and agreements as the Board of Directors may require, the Board of Directors, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit and/or the Preferred Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person.
                (b)    Prior to granting any exception or creating or increasing an Excepted Holder Limit pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
                (c)    Subject to Section 7.2.1(a)(ii), an underwriter, placement agent or initial purchaser which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Preferred Stock Ownership Limit, or any such limits, but only to the extent necessary to facilitate such public offering or private placement.
                (d)    The Board of Directors may only revoke an exemption previously granted to an Excepted Holder or reduce an Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit and/or the Preferred Stock Ownership Limit, as the case may be.
                (e)    The Board of Directors, upon receipt of a ruling from the Department of Labor or an opinion of counsel in each case to the effect that the Corporation will not fail to qualify for the Insignificant Participation Exception or another applicable exception to the Plan Asset Regulation, may exempt an ERISA Investor from the restriction contained in Section 7.2.1(a)(iv), provided that the Board of Directors obtains such representations and undertakings from such ERISA Investor as are reasonably necessary to ascertain the foregoing.
            Section 7.2.8    Increase or Decrease in Common Stock Ownership Limit, Aggregate Stock Ownership Limit or Preferred Stock Ownership Limit. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit, the Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit for one or more Persons and increase or decrease the Common Stock Ownership Limit, the Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit for all other Persons. No decreased Common Stock Ownership Limit, Preferred Stock Ownership Limit or Aggregate Stock Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit, Preferred Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit, Preferred Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date the decreased Common Stock Ownership Limit, Preferred Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, became effective will be in violation of the Common Stock Ownership Limit, the Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit, as applicable. No increase to the Common Stock Ownership Limit, the Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit may be approved if the new Common Stock Ownership Limit, Preferred Stock Ownership Limit or Aggregate Stock Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Capital Stock or would otherwise cause the Corporation to fail to qualify as a REIT.
            Section 7.2.9    Legend. Each certificate, if any, or any notice in lieu of any certificate, for shares of Capital Stock shall bear a legend summarizing the restrictions on ownership and transfer contained herein. Instead of a legend, the certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.
        Section 7.3    Transfer of Capital Stock in Trust.
            Section 7.3.1    Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.
            Section 7.3.2    Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.
            Section 7.3.3    Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.
            Section 7.3.4    Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the event causing the shares to be held in the Trust did not involve a purchase of such shares at Market Price, the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner and any other amounts held by the Trustee with respect to such shares shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.
            Section 7.3.5    Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Prohibited Owners for the shares (or, if the event causing the shares to be held in Trust did not involve a purchase of such shares at Market Price, the Market Price of the shares on the day of the event causing the shares to be held in the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Trustee by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation will pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other amounts held by the Trustee with respect to the shares to the Charitable Beneficiary.
            Section 7.3.6    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.
        Section 7.4    NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other National Securities Exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
        Section 7.5    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.
        Section 7.6    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.
ARTICLE VIII
AMENDMENTS
        The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth in this Article VIII and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.8 of the Charter or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. Any amendment to Section 5.10 or Section 6.6 of the Charter or this sentence shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter and such additional approval as may then be required by Section 3 of the Registration Rights Agreement.

ARTICLE IX
LIMITATION OF LIABILITY
        To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
        THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
        FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.
        FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.
        SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.
        SEVENTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 20th day of December, 2019.

ATTEST:                        NETSTREIT CORP.

/s/ Kirk Klatt    _______________            By: /s/ Mark Manheimer_________(SEAL)
Name: Kirk Klatt                    Name: Mark Manheimer
Title:    Secretary                    Title:    President

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